UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): May 8, 2013

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 8, 2013, AutoNation, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following five proposals and cast their votes as set forth below.
Proposal 1
The ten director nominees named in the Company’s proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	102,443,580	1,340,880	53,318	7,724,959
Robert J. Brown	103,562,426	179,476	95,876	7,724,959
Rick L. Burdick	102,262,384	1,459,370	116,024	7,724,959
David B. Edelson	103,517,477	218,223	102,078	7,724,959
Robert R. Grusky	102,186,538	1,542,836	108,404	7,724,959
Michael Larson	101,332,543	2,403,232	102,003	7,724,959
Michael E. Maroone	103,483,274	304,529	49,975	7,724,959
Carlos A. Migoya	103,296,676	432,513	108,589	7,724,959
G. Mike Mikan	103,512,889	223,907	100,982	7,724,959
Alison H. Rosenthal	103,641,177	107,891	88,710	7,724,959
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
110,975,912	449,561	137,264	N/A
Proposal 3
The stockholder proposal regarding special meetings was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
16,860,020	86,807,281	170,477	7,724,959
Proposal 4
The stockholder proposal regarding equity awards was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
15,963,442	87,703,355	170,981	7,724,959
Proposal 5
The stockholder proposal regarding political contributions was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
15,440,897	83,731,000	4,665,881	7,724,959

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: May 10, 2013	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary